Exhibit 99.1

[INSERT QLT LOGO]

INSTRUMENT OF PROXY

QLT INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANAGEMENT OF QLT INC. (THE “COMPANY”)
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON _______, 2004

The undersigned shareholder of the Company appoints Mr. Paul J. Hastings, the President and Chief Executive Officer of the Company, or failing him, Mr. E. Duff Scott, the Chairman of the Board of Directors of the Company, or instead of either of them _________________________ as proxy, with power of substitution, to attend and vote for the undersigned at the special meeting of shareholders of the Company to be held on _______, 2004 at 10:00 a.m., Pacific time, at [the Four Seasons Hotel, 791 West Georgia Street, Vancouver, British Columbia], and at any adjournments or postponements thereof, in the same manner and to the same extent as if the undersigned were personally present and, without limiting the generality of the foregoing, to vote as directed below:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING PROPOSAL.

1.	To approve the issuance of the Company’s common shares pursuant to the Agreement and Plan of Merger, dated as of June 14, 2004, by and among the Company, Aspen Acquisition Corp., which is a wholly-owned subsidiary of the Company, and Atrix Laboratories, Inc.

     FOR (      ) AGAINST (      )

2.	To transact such other business as may properly come before the special meeting, or at any adjournments or postponements of the special meeting.

The undersigned shareholder revokes any proxy previously given to attend and vote at the said meeting.

SIGN HERE:

Please Print Name:

Date:

Number of Shares
Represented by Proxy:

THIS INSTRUMENT OF PROXY IS NOT VALID UNLESS IT IS SIGNED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

NOTES TO THE INSTRUMENT OF PROXY
for the Special Meeting of
QLT INC.
to be held on _______, 2004

1.	THE COMMON SHARES REPRESENTED BY THE INSTRUMENT OF PROXY WILL BE VOTED ON ITEM 1 AS YOU MAY HAVE SPECIFIED BY MARKING AN “X” IN THE SPACE PROVIDED FOR THAT PURPOSE. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES WILL BE VOTED AS IF YOU HAD SPECIFIED AN AFFIRMATIVE VOTE.

2.	IF YOU DO NOT WANT TO APPOINT THE PERSONS NAMED IN THE INSTRUMENT OF PROXY AS YOUR PROXY, YOU SHOULD STRIKE OUT THOSE NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON YOU WISH TO ACT AS YOUR PROXY. THAT OTHER PERSON NEED NOT BE A SHAREHOLDER OF THE COMPANY.

3.	If any amendments or variations to matters identified in the attached Notice of Meeting are proposed at the meeting, or if any other matters properly come before the meeting, the Instrument of Proxy confers upon the person named as your proxy discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the Instrument of Proxy at the meeting. The management of the Company knows of no such amendment, variation or other matter to come before the meeting.

4.	The Instrument of Proxy will not be valid unless it is signed by you or by your attorney authorized in writing or, if the shareholder is a corporation, signed either under corporate seal or by a duly authorized officer or attorney of the corporation. If the Instrument of Proxy is executed by an attorney for an individual shareholder or a corporate shareholder, for the Instrument of Proxy to be effective, the power of attorney under which the Instrument of Proxy is signed must be deposited in the same manner set out below for the depositing of the Instrument of Proxy.

5.	If the Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the shareholder, by Computershare Trust Company of Canada. If the number of shares represented by the Instrument of Proxy is not indicated, then all shares registered in the name of the shareholder will be deemed to be represented by the Instrument of Proxy.

6.	The Instrument of Proxy, to be effective, must be deposited by mail or fax at the office of Computershare Trust Company of Canada by ________ (Toronto time) on ________, 2004, or as to any matter in respect of which a vote shall not have already been cast at the meeting, by delivering the Instrument of Proxy to the Chairman of the meeting on the day of the meeting, or at any adjournments or postponements thereof. The address for Computershare Trust Company of Canada is:

Computershare Trust Company of Canada
Proxy Department
100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1
Fax: Within North America: 1-866-249-7775 Outside North America: (416)263-9524